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Exhibit 2.7


                            CONFIDENTIALITY AGREEMENT

         It is understood that a business relationship is or may be contemplated between the undersigned parties, Genesis Financial, Inc. and Temporary Financial Services, Inc. In this regard, Genesis Financial, Inc. (hereinafter "GENESIS") will furnish certain confidential, proprietary information and materials (the "Confidential Information") to John R. Coghaln, Brad E. Herr, and other key personnel of Temporary Financial Services, Inc. (hereinafter "TFS"). This Confidentiality Agreement shall apply to John R. Coghlan, Brad E. Herr, TFS, and any other employees of TFS to whom the Confidential Information is disclosed (all of such receivers of confidential information are hereafter collectively referred to as TFS).

         NOW, THEREFORE, in consideration of GENESIS furnishing the Confidential Information, and of the mutual covenants contained herein, the undersigned agree as follows:

1. The parties stipulate that the Confidential Information provided by GENESIS, whether on paper, communicated electronically or orally, or in any other form, is confidential and proprietary, and has independent economic value, and as such the Confidential Information constitutes the confidential property of GENESIS.

2. TFS (and its agents, employees and other representatives) agrees to use the Confidential Information solely in connection with the existing or contemplated business relationship, and agrees that the Confidential Information shall not be used for any other purpose or disclosed to any third party under any circumstances whatsoever, unless specifically agreed to by GENESIS in writing.

3. TFS shall instruct each of its employees who will have access to any Confidential Information as to its confidential nature and each such employee shall agree not to disclose the Confidential Information to anyone for any purpose without the express authorization of GENESIS. TFS agrees to be responsible for any breach of this Agreement by any of its employees.

4. Upon the termination of the business relationship between the parties for any reason, TFS shall immediately return all documents and other written, graphical or electromagnetic records or documentation, and any and all other material of any kind, relating to any of the Confidential Information, and will not retain any copies, extracts or other reproductions of any such materials, in whole or in part.

5. TFS agrees that this Agreement shall remain in force and effect, from the date hereof, during the term of its business relationship with GENESIS and for a period of three years following the termination of the relationship for any reason.

6. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the United States of America and the State of Washington, without regard to its principles of conflicts of law. In any action brought with respect to this Agreement, the parties hereby

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         consent to the personal jurisdiction of each federal and state court in the State of Washington.

7. In the event of any breach of this Agreement, TFS agrees that GENESIS shall be entitled to injunctive relief as a cumulative and not necessarily successive or exclusive remedy to a claim for monetary damages.

8. There are no understandings, agreements or representations, express or implied, with respect to the subject matter hereof that are not specified herein. This Agreement may not be amended or modified except by a written document that specifically refers to this Agreement and is signed jointly by the parties hereto. This Agreement shall be binding upon and inure to the benefit of the undersigned parties, their successors and assigns.

9. The failure of either of the undersigned to insist on strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of that term, covenant or condition, or a waiver of any other term, covenant or condition; nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or for any other times.

10. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement.

GENESIS FINANCIAL, INC.                TEMPORARY FINANCIAL SERVICES, INC.
By:   Michael A. Kirk                   By:     /s/John R. Coghlan
Name: Michael A. Kirk                   Name:     John R. Coghlan
Title:President                         Title:   President
Date: 1/25/2002                         Date:  1/25/2002


                                             /s/John R. Coghlan     1/25/202
                                          -----------------------------------
                                                John R. Coghlan       Date


                                              /s/ Brad E. Herr   1/25/2002
                                          -----------------------------------
                                                    Brad E. Herr        Date
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